Exhibit 15.1

[PRICEWATERHOUSE COOPERS LLP LETTERHEAD]

July 30, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated May 11, 2010 on our review of interim financial information of Varian Medical Systems, Inc. for the three and six-month periods ended April 2, 2010 and April 3, 2009 and included in the Company's quarterly report on Form 10-Q for the quarter ended April 2, 2010 is incorporated by reference in its Registration Statement on Form S-8 dated July 30, 2010.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP